                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 2, 1999


                               LANDEC CORPORATION
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
         (State or other jurisdiction of incorporation or organization)


           0-27446                                        94-3025618
 (Commission file number)                     (IRS Employer Identification No.)


3603 HAVEN AVENUE, MENLO PARK, CALIFORNIA                   94025
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:    (650) 306-1650

                                       N/A
           Former name or former address, if changed from last report)

         The undersigned Registrant hereby amends the following items from the Current Report on Form 8-K filed on December 17, 1999. The Registrant is amending Item 7 to include certain required historical financial statements and pro forma financial information and exhibits associated therewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Businesses Acquired

              Filed as exhibit 99.1

         (b)  Pro Forma Financial Information

              The following pages 3 through 9 contain (1) the unaudited pro forma condensed combined balance sheets of Landec Corporation and Apio, Inc. as of October 31, 1999 and the notes thereto and (2) the unaudited pro forma combined statement of operations of Landec Corporation and Apio, Inc. for the year ended October 31, 1999 and the notes thereto.

         (c)  Exhibits

              2.1* Form of Agreement and Plan Merger and Purchase Agreement by and among the Registrant, Apio, Inc. and related companies and each of the respective shareholders dated as of November 29, 1999.

              4.1* Series A Preferred Stock Purchase Agreement between the Registrant and Frederick Frank, dated as of November 19, 1999.

              10.27 Loan agreement between Apio, Inc. and the Bank of America dated as of November 29, 1999 (incorporated by reference to identically numbered exhibit filed with the Registrant's Form 10-K for the year ended October 31,
                      1999).

              23.1    Consent of McGladrey & Pullen, LLP, Independent
                      Accountants.

              99.1 Financial Statements of Apio, Inc. and related entities as of September 30, 1999 and December 31, 1998, 1997 and 1996 and for the nine months ended September 30, 1999 and 1998 and the three years ended December 31, 1998 with the Report of McGladrey & Pullen, LLP, Independent Auditors.


----------------------------
*  Previously filed.
   The Registrant hereby agrees to file with the Securities and Exchange Commission any schedules or exhibits to such agreement which are not filed herewith, upon the request of the Securities and Exchange Commission.

                               LANDEC CORPORATION
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements (collectively, "the Pro Forma Financial Statements") were prepared to give effect to the acquisition by Landec Corporation ("Landec" or the "Company") of all the outstanding capital stock of Apio, Inc. and certain related entities ("Apio"). In addition, the Pro Forma Financial Statements include a refinancing of certain debt instruments of Apio and a separate preferred stock offering effected by Landec to raise proceeds used to purchase Apio. The acquisition has been accounted for using the purchase method. The pro forma condensed combined balance sheet as of October 31, 1999 assumes the acquisition and related transactions occurred on the balance sheet date and the pro forma combined statement of operations for the fiscal year ended October 31,1999 assumes that the acquisition occurred on November 1, 1998. In addition, Landec did not acquire certain non-core operations of Apio. The balances related to these non-core operations, as well as the reversal of certain eliminating entries included in the historical combined results are specifically identified in a separate column in the Pro Forma Financial Statements. The Pro Forma Financial Statements do not purport to represent what Landec's financial position or results of operations would have been if the acquisition in fact had occurred on the date or at the beginning of the periods indicated or to project Landec's financial position or results of operations for any future date or period.

The pro forma adjustments are based upon available information and upon certain assumptions, as described in Note (a) to the Pro Forma Financial Statements, that Landec believes are reasonable under the circumstances. The purchase price has been allocated to the acquired assets and liabilities based on their respective fair market values. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of Landec and the historical financial statements and notes thereto of Apio, which are included as Exhibit 99.1 to this Form 8-K/A.

                               LANDEC CORPORATION
                          UNAUDITED PRO FORMA CONDENSED
                             COMBINED BALANCE SHEET
                                OCTOBER 31, 1999
                                 (IN THOUSANDS)

                                               Landec            Apio,         Non-Acquired        Pro Forma          Pro Forma
                                             Corporation          Inc.         Entities (g)       Adjustments         Combined
                                            --------------     -----------    ---------------    ---------------     ------------
                  ASSETS
Current Assets:
     Cash and cash equivalents              $    3,203         $      862     $        (6)           2,198  (b)
                                                                                                     9,100  (d)
                                                                                                    (9,100) (c)
                                                                                                       300  (f)      $     6,557
     Accounts receivable, net                    2,952             18,797              --           (3,510) (b)
                                                                                                      (526) (e)           17,713
     Accounts receivable, related parties           --                105               5             (110) (b)               --
     Advances to growers, net                       --              1,678              --              711  (b)            2,389
     Inventory                                   7,641              4,651             (67)            (111) (b)
                                                                                                      (111) (e)           12,003
     Investment in farming activities               --              1,319              --              711  (b)            2,030
     Current maturities of notes
     receivable                                     --              4,393              --           (2,227) (b)            2,166
     Current maturities of notes
     receivable, related parties                   138              3,052           2,243           (5,295) (b)              138
     Deferred advertising                          522                 --              --               --                   522
     Prepaid expenses and other current
     assets                                      1,711                478              (7)            (725) (a)
                                                                                                       589  (b)
                                                                                                       (24) (e)            2,022
     Deferred taxes                                 --                 47              --              886  (a&h)
                                                                                                       (47) (b)              886
                                            --------------     -----------    ---------------    ---------------     ------------
Total Current Assets                            16,167             35,382           2,168           (7,291)               46,426

Property and equipment, net                     11,002             13,544              --            1,398  (b)           25,944
Notes receivable, less current maturities           --              1,044             540             (670) (b)              914
Investment in affiliates                            --                 97              --               23  (b)              120
Property held for sale                              --              1,635          (1,635)              --                    --
Intangible assets, net                          13,506                288              --           25,083  (a)
                                                                                                       (14) (b)           38,863
Other assets                                        33                300              (7)              81  (b)
                                                                                                       408  (f)
                                                                                                      (181) (f)              634
                                            --------------     -----------    ---------------    ---------------     ------------
                                            $   40,708         $   52,290     $     1,066           18,837           $   112,901
                                            ==============     ===========    ===============    ===============     ============

                                                    LANDEC CORPORATION
                                              UNAUDITED PRO FORMA CONDENSED
                                                  COMBINED BALANCE SHEET
                                                     OCTOBER 31, 1999
                                                      (IN THOUSANDS)

                                               Landec            Apio,         Non-Acquired        Pro Forma          Pro Forma
                                             Corporation          Inc.         Entities (g)       Adjustments         Combined
                                            --------------     -----------    ---------------    ---------------     ------------
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Outstanding checks in excess of bank
     balance                                $       --         $    3,516     $        --           (3,516) (b)      $        --
     Accounts payable                            1,687             10,762              --            3,390  (b)
                                                                                                      (414) (e)           15,425
     Accounts payable, related parties              --                482            (312)            (170) (b)               --
     Accrued compensation                        1,036                 --              --               --                 1,036
     Accrued expenses                            1,327              4,378              (3)             767  (a)
                                                                                                     3,680  (b)
                                                                                                      (367) (e)
                                                                                                       182  (f)            9,964
     Accrued expenses, related parties              --                142              --             (142) (b)               --
     Deferred revenue                            2,135                 --              --               --                 2,135
     Grower payables                                --              8,559              --           (2,170) (b)            6,389
     Grower payables, related parties               --                861              --             (529) (b)              332
     Line of credit                                 --              9,158              --           (1,293) (b)
                                                                                                    (7,865) (f)               --
     Current maturities of long term debt          125              1,763            (267)            (648) (b)
                                                                                                     1,739  (f)            2,712
     Notes payable, related parties                 --              2,813              --           (2,813) (b)               --
                                            --------------     -----------    ---------------    ---------------     ------------
Total Current Liabilities                        6,310             42,434            (582)         (10,169)               37,993

Long-term debt, less current maturities          2,637              5,296            (828)           1,437  (b)
                                                                                                     4,092  (c)
                                                                                                     6,471  (f)           19,105
Deferred taxes                                      --                 27              --              980  (a&h)          1,007
                                            --------------     -----------    ---------------    ---------------     ------------
     Total Liabiliaties                          8,947             47,757          (1,410)           2,811                58,105

Minority interest                                   --                851              --              (63) (b)
                                                                                                       614  (a&i)          1,402

Stockholders' Equity:
   Preferred stock - Landec                         --                 --              --            9,100  (d)            9,100
   Common stock - Landec                        77,289                 --              --              342  (a)
                                                                                                    12,071  (c)           89,702
   Accumulated deficit - Landec                (45,528)                --              --              120  (e)          (45,408)
   Equity - Apio                                    --              3,682           2,476           (6,158) (a)               --
                                            --------------     -----------    ---------------    ---------------     ------------
Total Stockholders' Equity                      31,761              3,682           2,476           15,475                53,394
                                            --------------     -----------    ---------------    ---------------     ------------
                                            $   40,708             52,290       $   1,066           18,837           $   112,901
                                            ==============     ===========    ===============    ===============     ============

                                              SEE ACCOMPANYING NOTES.

                              LANDEC CORPORATION
                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                            COMBINED BALANCE SHEET
                               OCTOBER 31, 1999


1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet has been prepared by combining the historical consolidated balance sheet of Landec at October 31, 1999 with the historical balance sheet of Apio at September 30, 1999, and gives effect to the pro forma adjustments as described in the notes below.

(a) The acquisition of Apio, which was accounted for as a purchase, has been recorded based upon available information and upon certain assumptions that Landec believes are reasonable under the circumstances. Estimated acquisition expenses of $1,834,000 include legal, accounting, consulting, fairness opinion and miscellaneous costs. Included in these costs are $342,000 paid in Landec Common Stock rather than cash and $725,000 paid prior to the close of the acquisition which was recorded as a prepaid asset by Landec. The purchase price has been allocated to the acquired assets and liabilities based on their relative fair market values, subject to final adjustments. These allocations are based on independent valuations and other studies. The final values may differ from those set forth below.

                                                                                 (In thousands)
       Estimated purchase price (Note c)                                          $     25,263
       Estimated acquisition expenses                                                    1,834
                                                                                  ------------
       Total estimated acquisition cost                                           $     27,097
                                                                                  ============

       Historical net book value of the assets at September 30, 1999              $      6,158
       Decrease in net book value of assets acquired (Note b)                           (3,436)
       Change in Minority Interest (Note i)                                               (614)
       Net deferred tax liability                                                          (94)
       Customer base                                                                     1,821
       Work force in place                                                               1,395
       Trademark                                                                         9,100
       Goodwill                                                                         12,767
                                                                                  ------------
                                                                                  $     27,097
                                                                                  ============

       The fair market value of property, plant and equipment at the date of purchase approximated net book value and therefore an allocation of the purchase price to adjust these assets was not required.

(b) The decrease in the net book value of the assets from September 30, 1999 to the close date of December 2, 1999 is a result of a decrease in the net book value of assets acquired due to operating activities, shareholder draws of approximately $2.1 million and accrued transaction costs of approximately $330,000 incurred by Apio from September 30, 1999 to December 2, 1999.

(c) The acquisition by Landec for all the outstanding capital stock of Apio and certain related entities was exchanged for the following:

                                                                     (In thousands)
               Landec common stock                                   $     12,071
               Contractual deferred obligations                             4,092
               Cash paid at closing                                         9,100
                                                                     ----------------
               Purchase price                                        $     25,263
                                                                     =================


       Landec issued 2.5 million shares of Landec Common Stock to the former shareholders of Apio. The stock was valued at the average closing price, as quoted by the Nasdaq National Market, for three days before and after the date of the close. The resulting value was discounted due to registration restrictions on the stock. The discount factors used were based on independent valuations.

       Landec has agreed to pay a total of $5.3 million to certain former shareholders of Apio. The obligations are due in five equal annual payments beginning January 2, 2001. These obligations do not bear interest and accordingly have been discounted at 9% over five years.

       Furthermore, $750,000 of the cash consideration and 401,667 shares of the equity consideration has been set aside in escrow to cover costs associated with outstanding obligations of Apio as well as any potential breach of representations and warranties made by Apio in connection with the acquisition. In addition, up to $200,000 of the cash consideration may be paid out in the future upon collection of certain receivables.

       A former principal shareholder of Apio is also entitled to receive additional cash consideration from Landec depending on the future performance of the business acquired.

(d) On November 19, 1999 the Company completed a financing that raised $9.1 million, net of issuance costs, through a private placement of 166,667 shares of non-dividend paying convertible Preferred Stock (representing 1,666,670 shares of Common Stock on a converted basis).

(e) Historical accounts receivable and accounts payable balances resulting from the sale of packaging materials from Landec to Apio and the gross margin included in Apio's packaging materials inventory have been eliminated.

(f) In connection with the acquisition, Apio refinanced several of it's existing debt instruments. The borrowings prior to the refinancing totaled $10.9 million at interest rates ranging from 8.2% to 9.75%. As a result of the refinancing, Apio entered into a term loan for $11.25 million and a revolving line of credit, subject to borrowing base limitations.

       Apio also entered into an interest rate swap agreement which converted the borrowing rate on the term loan to a fixed rate of 7.02% plus a spread, based on certain debt to equity ratios, resulting in an initial borrowing rate of 9.52%. The interest rate on the revolving line of credit is prime plus 0.5%.

       The company incurred fees of $408,000 to effect the refinancing which will be recognized as interest expense over the term of the debt.

(g) Landec did not acquire certain non-core operations of Apio. The balances related to these non-core operations, as well as the reversal of certain eliminating entries included in the historical combined results, are reflected in this column.

(h)    See note (d) to the pro forma statement of operations.

(i) The addition to minority interest is due to an increase in the minority shareholder position as a result of the acquisition.

                               LANDEC CORPORATION
                               UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS
                       FISCAL YEAR ENDED OCTOBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                Landec            Apio,         Non-Acquired        Pro Forma        Pro Forma
                                             Corporation          Inc.          Entities (i)       Adjustments       Combined
                                            ---------------    ------------    ----------------    ------------    --------------
Revenues:
     Product sales                          $    33,927            83,883      $       (7)         $ (3,079) (e)   $  114,724
     Services                                        --            62,828               --            8,763  (h)       71,591
     Services, related parties                       --            10,887             (10)           (8,763) (h)        2,114
     Research and development revenues              770                --              --                  --             770
     License fees                                   750                --              --                  --             750
                                            ---------------    ------------    ----------------    ------------    --------------
         Total revenues                          35,447           157,598             (17)           (3,079)          189,949
                                            ---------------    ------------    ----------------    ------------    --------------

Cost of revenue
     Product sales                               21,476            72,684            (285)           (3,079) (e)
                                                                                                      1,586  (h)       92,382
     Product sales, related parties                  --             1,735               7            (1,586) (h)          156
     Services                                        --            61,825            (256)              (92) (h)       61,477
     Services, related parties                       --               467              --                92  (h)          559
                                            ---------------    ------------    ----------------    ------------    --------------
         Total revenues                          21,476           136,711            (534)           (3,079)          154,574
                                            ---------------    ------------    ----------------    ------------    --------------

     Gross profit                                13,971            20,887             517                  --          35,375

Farming revenue (loss)                               --            (1,982)             --              (179) (h)       (2,161)
Farming revenue (loss,) related party                --              (179)             --               179  (h)           --

Operating costs and expenses
     Research and development                     5,758                --              --                   --          5,758
     Selling, general and administrative         11,192            18,865             (60)            1,554 (a)
                                                                                                        131 (f)        31,682
                                            ---------------    ------------    ----------------    ------------    --------------
         Total operating costs and
         expenses                                16,950            18,865             (60)            1,685            37,440
                                            ---------------    ------------    ----------------    ------------    --------------
     Operating income (loss)                     (2,979)             (139)            577            (1,685)           (4,226)

Interest income                                     363               743              25               343  (h)        1,474
Interest income, related parties                     --               279             205              (343) (h)          141
Interest expense                                    (99)           (1,458)            413              (368) (c)
                                                                                                       (214) (g)
                                                                                                       (338) (h)       (2,064)
Interest expense, related party                      --              (133)           (205)              338  (h)           --
Other income                                         --                --              17                   --             17
Equity in net income (loss) of
unconsolidated subsidiaries                          --               (25)             --                   --            (25)
                                            ---------------    ------------    ----------------    ------------    --------------
     Income (loss) before income taxes
     and minority interest                       (2,715)             (733)          1,032            (2,267)            (4,683)

Provision  for income taxes                         (54)              (18)              1                17  (d)           (54)
Minority interest in consolidated
subsidiaries                                         --               (196)            --              (115) (j)          (311)
                                            ---------------    ------------    ----------------    ------------    --------------

Net income (loss)                           $    (2,769)       $      (947)    $     1,033         $ (2,365)       $    (5,048)
                                            ===============    ============    ================    ============    ==============
Basic and diluted net income (loss) per     $      (.21)                                                           $      (.32)
share                                       ===============                                                        ==============

Shares used in calculating basic and
diluted per share information                    13,273                                               2,563 (b)         15,836
                                            ===============    ============    ================    ============    ==============


                             SEE ACCOMPANYING NOTES.

                                LANDEC CORPORATION
                           NOTES TO UNAUDITED PRO FORMA
                           COMBINED STATEMENT OF OPERATIONS
                                OCTOBER 31, 1999


The unaudited pro forma condensed combined statement of operations has been prepared by combining the historical consolidated statement of operations of Landec for the fiscal year ended October 31, 1999 with the historical statement of operations of Apio for the twelve months ended September 30, 1999, and gives effect to the pro forma adjustments as described in the notes below.

(a) Amortization expense of intangible assets arising from the acquisition of Apio, as shown below, is reflected in the pro forma adjustments and detailed as follows (dollars in thousands):

                                                                         PERIOD OF            TWELVE MONTH
                                                    AMOUNT             AMORTIZATION           AMORTIZATION
                                                    ------             ------------           ------------
          Intangible assets:
          Work force in place                         1,395               5 years                    279
          Customer base                               1,821              10 years                    182
          Trademark                                   9,100              20 years                    455
          Goodwill                                   12,767              20 years                    638
                                             --------------                               --------------
                                                  $  25,083                                  $     1,554
                                             ==============                               ==============


(b) The pro forma adjustment reflects the issuance of 2,562,500 shares of Landec common stock in connection with the acquisition of Apio. These shares were assumed to have been issued on November 1, 1998, for purposes of calculating the pro forma loss per share.

(c) Imputed interest expense on the deferred obligations issued in the purchase of Apio (see note (c) to the pro forma balance sheet).

(d) Income tax expense associated with Apio on an historical basis reflects "S" Corporation status, therefore, any taxable income was credited directly to the shareholders of Apio and Apio did not pay state or federal income tax, other than certain minimum taxes.
       Subsequent to the acquisition, Apio's taxable earnings and losses will be included in Landec's consolidated tax return. Landec is a "C" Corporation with a history of operating losses. Since the pro forma statement of operations indicates a loss on a combined basis, no combined tax benefit has been recorded. In addition, the balance sheet includes a pro forma adjustment to recognize the difference between the book and tax bases of Apio's assets and liabilities, in accordance with SFAS
       No. 109.

(e) Historical sales and cost of product sales relating to the sale of packaging materials from Landec to Apio have been eliminated.

(f) Compensation expense related to an increase in officer salaries as a result of the acquisition.

(g) Interest expense is due to the refinancing of debt at an overall increased interest rate and the amortization of refinancing fees (see note (f) to the pro forma balance sheet). The effect of a 1/8% change in the interest rate on the revolving line of credit is approximately $1,500.

(h) Pro forma adjustment to reclassify related party transactions. The caption historically reflected business activity with principle shareholders of Apio. Subsequent to the acquisition these individuals are not principle shareholders.

(i) Landec did not acquire certain non-core operations of Apio. The balances related to these non-core operations, as well as the reversal of certain eliminating entries included in the historical combined results, are reflected in this column.

(j) The addition to minority interest is due to an increase in the minority shareholder position as a result of the acquisition.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   LANDEC CORPORATION
                                   Registrant



Date:  February 15, 2000           By:  /s/        Gregory S. Skinner
                                        ---------------------------------------
                                                   Gregory S. Skinner
                                         Vice President of Finance and Chief
                                                   Financial Officer